UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 16, 2007, Peerless Systems Corporation (“Peerless”) entered into a letter agreement with Adobe Systems Incorporated (“Adobe”), which extends the term of the PostScript Software Development License and Sublicense Agreement, between Peerless and Adobe, dated July 23, 1999, as amended (the “Agreement”) and confirms that the license granted from Adobe to Peerless under the terms of the Agreement is non-exclusive in nature. The letter agreement provides that the termination date of the Agreement will be extended from December 31, 2007 to June 30, 2008.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the letter agreement which is filed as Exhibit 10.1 to this Report, and is incorporated herein by this reference.

On August 21, 2007, Peerless issued a press release announcing that Adobe extended the term of the Agreement to June 2008 and confirming that the license granted from Adobe to Peerless under the terms of the Agreement is non-exclusive in nature. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter dated June 28, 2007 from Adobe Systems Incorporated to Peerless Systems Corporation extending the term of the PostScript Software Development License and Sublicense Agreement.

99.1	Press release dated August 21, 2007, announcing that Adobe Extended the Term of the Agreement with Peerless to June 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: August 21, 2007	By	/s/ John V. Rigali
John V. Rigali
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter dated June 28, 2007 from Adobe Systems Incorporated to Peerless Systems Corporation extending the term of the PostScript Software Development License and Sublicense Agreement.

99.1	Press release dated August 21, 2007, announcing that Adobe Extended the Term of the Agreement with Peerless to June 2008